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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                               State or Other Jurisdiction
Name of Company                                of Incorporation
---------------                                ----------------

Medsep Corporation                             Delaware
Pall Aeropower Corporation                     Delaware
Pall Biomedical, Inc.                          Delaware
Pall International Corporation                 Delaware
Pall Puerto Rico, Inc.                         Delaware
Pall Stratapac Ltd.                            Delaware
Russell Associates Inc.                        Delaware

Rochem Separations                             California
Pall Filtron Corporation                       Massachusetts
Gelman Sciences, Inc.                          Michigan
Pall Industries, Inc. (e)                      Puerto Rico
Pall (Canada) Limited                          Canada
Pall BVBA                                      Belgium
Pall Europe Limited                            England
Gelman Sciences Ltd.                           England
Rochem Separations Systems Ltd. (d)            England
Pall Deutschland GmbH Holding                  Germany
Pall GmbH (a)                                  Germany
Pall Rochem GmbH (a)                           Germany
Pall Italia S.R.L.                             Italy
Gelman Ireland Ltd.                            Ireland
Pall France S.A.                               France
Pall Netherlands B.V.                          The Netherlands
Romaco B.V. (d)                                The Netherlands
Pall Norge AS                                  Norway
Pall (Schweiz) A.G.                            Switzerland
Argentaurum A.G.                               Switzerland
Pall Austria Filter Ges.m.b.H.                 Austria
Pall Espana S.A.                               Spain
Pall Filtron AB (c)                            Sweden
Pall Filtron Technology B.V. (c)               The Netherlands
Pall Poland Limited (a)                        Poland
Nihon Pall Ltd.                                Japan
Gelman Sciences Ltd.                           Japan
Pall Filtration Pte. Ltd.                      Singapore
Pall Korea Limited                             South Korea
Pall Filter (Beijing) Co., Ltd.                China
Pall Asia International Ltd.                   Hong Kong
Gelman Sciences Ltd. (b)                       Australia
Pall Export Sales Corporation, Limited         Jamaica

(a)       100% owned by Pall Deutschland GmbH Holding.

(b)       100% owned by Gelman Sciences Inc., Michigan

(c)       100% owned by Pall Filtron Corporation.

(d)       100% owned by Argentaurum BV

(e)       100% owned by Pall Netherlands BV

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 1998, 1997 and 1996, or, in the case of corporations organized since August 1, 1995, from the date of incorporation. The list does not include inactive subsidiaries.